Exhibit 10.1

INDEMNIFICATION AGREEMENT

This Indemnification Agreement (this “Agreement”) is made as of                          , 20         by and between Varolii Corporation (the “Company”), and                                          (“Indemnitee”).

RECITALS

A. Indemnitee is an officer or director of the Company and in such capacity is performing valuable services for the Company.

B. The Company and Indemnitee recognize the difficulty in obtaining directors’ and officers’ liability insurance, the significant cost of such insurance and the general reduction in the coverage of such insurance.

C. The Company and Indemnitee further recognize the substantial increase in litigation subjecting officers and directors to expensive litigation risks at the same time that such liability insurance has been severely limited.

D. As of the date hereof, the Company has provisions for indemnification of its directors in Article V of its Amended and Restated Articles of Incorporation (the “Articles of Incorporation”) and Article 10 of its Amended and Restated Bylaws (the “Bylaws”) which provide for indemnification of the Company’s directors and officers to the fullest extent permitted by the Washington Business Corporation Act (the “Statute”).

E. The Articles of Incorporation, Bylaws and the Statute specifically provide that they are not exclusive, and thereby contemplate that contracts may be entered into between the Company and the members of its Board of Directors and its officers with respect to indemnification of such directors and officers.

F. The Bylaws provide that the Company may maintain, at its expense, insurance to protect itself and any of its directors and officers against liability asserted against such persons incurred in such capacity whether or not the Company has the power to indemnify such persons against the same liability under Section 23B.08.510 or .520 of the Statute or a successor statute.

G. In order to induce Indemnitee to continue to serve as an officer and/or director, as the case may be, of the Company, the Company has agreed to enter into this Agreement with Indemnitee.

AGREEMENT

NOW, THEREFORE, in consideration of the recitals above, the mutual covenants and agreements herein contained, and Indemnitee’s continued service as an officer and/or director, as the case may be, of the Company after the date hereof, the parties to this Agreement agree as follows:

1. Indemnity of Indemnitee

(a) Scope. The Company agrees to hold harmless and indemnify Indemnitee to the fullest extent permitted by law, notwithstanding that such indemnification is not specifically authorized by this Agreement, the Company’s Articles of Incorporation, the Bylaws, the Statute or otherwise. In the event of any change, after the date of this Agreement, in any applicable law, statute or rule regarding the right of a Washington corporation to indemnify a member of its board of directors or an officer, such changes, to the extent that they would expand Indemnitee’s rights hereunder, shall be within the purview of Indemnitee’s rights and the Company’s obligations hereunder, and, to the extent that they would narrow Indemnitee’s rights hereunder, shall be excluded from this Agreement; provided, however, that any change that is required by applicable laws, statutes or rules to be applied to this Agreement shall be so applied regardless of whether the effect of such change is to narrow Indemnitee’s rights hereunder.

(b) Nonexclusivity. The indemnification provided by this Agreement shall not be deemed exclusive of any rights to which Indemnitee may be entitled under the Company’s Articles of Incorporation, the Bylaws, any agreement, any vote of shareholders or disinterested directors, the Statute, or otherwise, whether as to action in Indemnitee’s official capacity or otherwise.

(c) Additional Indemnity. If Indemnitee was or is made a party, or is threatened to be made a party, to or is otherwise involved (including, without limitation, as a witness) in any Proceeding (as defined below), the Company shall hold harmless and indemnify Indemnitee from and against any and all losses, claims, damages, liabilities, expenses (including attorneys’ fees), judgments, fines, ERISA excise taxes or penalties, amounts paid in settlement (if such settlement is approved in advance by the Company, which approval shall not be unreasonably withheld) actually and reasonably incurred by Indemnitee in connection with such Proceeding if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe Indemnitee’s conduct was unlawful (collectively, “Damages”).

(d) Definition of Proceeding. For purposes of this Agreement, “Proceeding” shall mean any actual, pending or threatened action, suit, claim or proceeding, whether civil, criminal, administrative or investigative (including actions, suits, or proceedings brought by or in the right of the Company) and whether formal or informal, in which Indemnitee is, was or becomes involved as a party or otherwise, by reason of the fact that Indemnitee is or was a director, officer, employee or agent of the Company or that, being or having been such a director, officer, employee or agent, Indemnitee is or was serving at the request of the Company as a director, officer, employee, trustee or agent of another corporation or of a partnership, joint venture, trust or other enterprise (collectively a “Related Company”), including service with respect to an employee benefit plan, whether the basis of such proceeding is alleged action (or inaction) by Indemnitee in an official capacity as a director, officer, employee, trustee or agent or in any other capacity while serving as a director, officer, employee, trustee or agent; provided, however, that, except with respect to an action to enforce the provisions of this Agreement, Proceeding shall not include any action, suit, claim or proceeding instituted by or at the direction of Indemnitee unless such action, suit, claim or proceeding is or was authorized by the Company’s Board of Directors.

(e) Determination of Entitlement. In the event that a determination of Indemnitee’s entitlement to indemnification is required pursuant to Section 23B.08.550 of the Statute or any successor thereto or pursuant to other applicable law, the appropriate decision-maker shall make such determination; provided, however, that Indemnitee shall initially be presumed in all cases to be entitled to indemnification, that Indemnitee may establish a conclusive presumption of any fact necessary to such a determination by delivering to the Company a declaration made under penalty of perjury that such fact is true and that, unless the Company shall deliver to Indemnitee written notice of a determination that Indemnitee is not entitled to indemnification within twenty (20) days of the Company’s receipt of Indemnitee’s initial written request for indemnification, such determination shall conclusively be deemed to have been made in favor of the Company’s provision of indemnification and the Company hereby agrees not to assert otherwise.

(f) Survival. The indemnification provided under this Agreement shall apply to any and all Proceedings, notwithstanding that Indemnitee has ceased to be a director, officer, employee, trustee or agent of the Company or a Related Company.

2. Expense Advances

(a) Generally. The right to indemnification of Damages conferred by Section 1 shall include the right to have the Company pay Indemnitee’s expenses in any Proceeding as such expenses are incurred and in advance of such Proceeding’s final disposition (such right is referred to hereinafter as an “Expense Advance”). Any Expense Advance to be made under this Agreement shall be paid by the Company to Indemnitee within twenty (20) days following delivery of a written request therefor by Indemnitee to the Company.

(b) Conditions to Expense Advance. The Company’s obligation to provide an Expense Advance is subject to the following conditions:

(i) Undertaking. If the Proceeding arose in connection with Indemnitee’s service as a director or officer of the Company (and not in any other capacity in which Indemnitee rendered service, including service to any Related Company), then Indemnitee or his or her representative shall have executed and delivered to the Company an undertaking, which need not be secured and shall be accepted without reference to Indemnitee’s financial ability to make repayment, by or on behalf of Indemnitee to repay all Expense Advances if and to the extent that it shall ultimately be determined by a final, unappealable decision rendered by a court having jurisdiction over the parties and the question that Indemnitee is not entitled to be indemnified for such Expense Advance under this Agreement or otherwise.

(ii) Cooperation. Indemnitee shall give the Company such information and cooperation as it may reasonably request and as shall be within Indemnitee’s power.

(iii) Affirmation. Indemnitee shall furnish, upon request by the Company and if required under applicable law, a written affirmation of Indemnitee’s good faith belief that any applicable standards of conduct have been met by Indemnitee.

3. Procedures for Enforcement

(a) Enforcement. In the event that a claim for indemnity, an Expense Advance or otherwise is made hereunder and is not paid in full within sixty days (twenty days for an Expense Advance) after written notice of such claim is delivered to the Company, Indemnitee may, but need not, at any time thereafter bring suit against the Company to recover the unpaid amount of the claim (an “Enforcement Action”).

(b) Presumptions in Enforcement Action. In any Enforcement Action the following presumptions (and limitation on presumptions) shall apply:

(i) The Company shall conclusively be presumed to have entered into this Agreement and assumed the obligations imposed on it hereunder in order to induce Indemnitee to continue as an officer and/or director, as the case may be, of the Company;

(ii) Neither (i) the failure of the Company (including the Company’s Board of Directors, independent or special legal counsel or the Company’s shareholders) to have made a determination prior to the commencement of the Enforcement Action that indemnification of Indemnitee is proper in the circumstances nor (ii) an actual determination by the Company, its Board of Directors, independent or special legal counsel or shareholders that Indemnitee is not entitled to indemnification shall be a defense to the Enforcement Action or create a presumption that Indemnitee is not entitled to indemnification hereunder; and

(iii) If Indemnitee is or was serving as a director, officer, employee, trustee or agent of a corporation of which a majority of the shares entitled to vote in the election of its directors is held by the Company or in an executive or management capacity in a partnership, joint venture, trust or other enterprise of which the Company or a wholly owned subsidiary of the Company is a general partner or has a majority ownership, then such corporation, partnership, joint venture, trust or enterprise shall conclusively be deemed a Related Company and Indemnitee shall conclusively be deemed to be serving such Related Company at the request of the Company.

(c) Attorneys’ Fees and Expenses for Enforcement Action. In the event Indemnitee is required to bring an Enforcement Action, the Company shall indemnify and hold harmless Indemnitee against all of Indemnitee’s fees and expenses in bringing and pursuing the Enforcement Action (including attorneys’ fees at any stage, including on appeal) and shall advance such attorneys’ fees and expenses as incurred, subject to Section 2(b) hereof; provided, however, that the Company shall not be required to provide such indemnity for such attorneys’ fees or expenses if a court of competent jurisdiction determines that each of the material assertions made by Indemnitee in such Enforcement Action was not made in good faith or was frivolous.

4. Limitations on Indemnity; Mutual Acknowledgment

(a) Limitation on Indemnity. No indemnity pursuant to this Agreement shall be provided by the Company:

(i) On account of any suit in which a final, unappealable judgment is rendered against Indemnitee for an accounting of profits made from the purchase or sale by Indemnitee of securities of the Company in violation of the provisions of Section 16(b) of the Securities Exchange Act of 1934 and amendments thereto;

(ii) For Damages that have been paid directly to Indemnitee by an insurance carrier under a policy of officers’ and directors’ liability insurance maintained by the Company;

(iii) On account of Indemnitee’s conduct which is finally adjudged to have been intentional misconduct, a knowing violation of law or the RCW 23B.08.310 or any successor provision of the Statute, or a transaction from which Indemnitee derived benefit in money, property or services to which Indemnitee is not legally entitled;

(iv) Non-compete and Non-disclosure. To indemnify Indemnitee in connection with proceedings or claims involving the enforcement of non-compete and/or non-disclosure agreements or the non-compete and/or non-disclosure provisions of employment, consulting or similar agreements the Indemnitee may be a party to with the Corporation, or any subsidiary of the Corporation or any other applicable foreign or domestic corporation, partnership, joint venture, trust or other enterprise, if any; or

(v) If a final decision by a court having jurisdiction in the matter shall determine that such indemnification is not lawful.

(b) Mutual Acknowledgment. The Company and Indemnitee acknowledge that, in certain instances, federal law or public policy may override applicable state law and prohibit the Company from indemnifying Indemnitee under this Agreement or otherwise. For example, the Company and Indemnitee acknowledge that the Securities and Exchange Commission (the “SEC”) has taken the position that indemnification is not permissible for liabilities arising under certain federal securities laws, and federal legislation prohibits indemnification for certain ERISA violations. Furthermore, Indemnitee understands and acknowledges that the Company has undertaken or may be required in the future to undertake with the SEC to submit the question of indemnification to a court in certain circumstances for a determination of the Company’s right under public policy to indemnify Indemnitee.

5. Notification and Defense of Claim

(a) Notification. Promptly after receipt by Indemnitee of notice of the commencement of any Proceeding, Indemnitee will, if a claim in respect thereof is to be made against the Company under this Agreement, notify the Company in writing of the commencement thereof; but the omission to notify the Company will not relieve the Company from any liability which it may have to Indemnitee under this Agreement unless and only to the extent that such omission can be shown to have prejudiced the Company’s ability to defend the Proceeding.

(b) Defense of Claim. With respect to any such Proceeding as to which Indemnitee notifies the Company of the commencement thereof:

(i) The Company may participate therein at its own expense;

(ii) The Company, jointly with any other indemnifying party similarly notified, may assume the defense thereof, with counsel satisfactory to Indemnitee. After notice from the Company to Indemnitee of its election to assume the defense thereof, the Company shall not be liable to Indemnitee under this Agreement for any legal or other expenses (other than reasonable costs of investigation) subsequently incurred by Indemnitee in connection with the defense thereof unless (i) the employment of counsel by Indemnitee has been authorized by the Company, (ii) Indemnitee shall have reasonably concluded that there may be a conflict of interest between the Company and Indemnitee in the conduct of the defense of such action, or (iii) the Company shall not in fact have employed counsel to assume the defense of such action, in each of which cases the fees and expenses of counsel shall be at the expense of the Company. The Company shall not be entitled to assume the defense of any action, suit or proceeding brought by or on behalf of the Company or as to which Indemnitee shall have made the conclusion provided for in (ii) above;

(iii) The Company shall not be liable to indemnify Indemnitee under this Agreement for any amounts paid in settlement of any Proceeding effected without its written consent;

(iv) The Company shall not settle any action or claim in any manner which would impose any penalty or limitation on Indemnitee without Indemnitee’s written consent; and

(v) Neither the Company nor Indemnitee will unreasonably withhold its, his or her consent to any proposed settlement.

(c) Notice to Insurers. If, at the time of the receipt of a notice of a claim pursuant to Section 5(a) hereof, the Company has director and officer liability insurance in effect, the Company shall give prompt notice of the commencement of such proceeding to the insurers in accordance with the procedures set forth in the respective policies. The Company shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of the Indemnitee, all amounts payable as a result of such proceeding in accordance with the terms of such policies.

6. Severability. Nothing in this Agreement is intended to require or shall be construed as requiring the Company to do or fail to do any act in violation of applicable law. The Company’s inability, pursuant to court order, to perform its obligations under this Agreement shall not constitute a breach of this Agreement. The provisions of this Agreement shall be severable, as provided in this Section 6. If this Agreement or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Company shall nevertheless indemnify Indemnitee to the full extent permitted by any applicable portion of this Agreement that shall not have been invalidated, and the balance of this Agreement not so invalidated shall be enforceable in accordance with its terms.

7. No Employment Rights. Nothing contained in this Agreement is intended to create in Indemnitee any right to continued employment.

8. Officer and Director Liability Insurance. The Company shall, from time to time, make the good faith determination whether or not it is practicable for the Company to obtain and maintain a policy or policies of insurance with reputable insurance companies providing the officers and directors of the Company with coverage for losses from wrongful acts, or to ensure the Company’s performance of its indemnification obligations under this Agreement. Among other considerations, the Company will weigh the costs of obtaining such insurance coverage against the protection afforded by such coverage. In all policies of director and officer liability insurance, Indemnitee shall be named as an insured in such a manner as to provide Indemnitee the same rights and benefits as are accorded to the most favorably insured of the Company’s directors, if Indemnitee is a director; or of the Company’s officers, if Indemnitee is not a director of the Company but is an officer; or of the Company’s key employees, if Indemnitee is not an officer or director but is a key employee. Notwithstanding the foregoing, the Company shall have no obligation to obtain or maintain such insurance if the Company determines in good faith that such insurance is not reasonably available, if the premium costs for such insurance are disproportionate to the amount of coverage provided, if the coverage provided by such insurance is limited by exclusions so as to provide an insufficient benefit, or if Indemnitee is covered by similar insurance maintained by a parent or subsidiary of the Company.

9. Partial Indemnification. If Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of the expenses, judgments, fines or penalties actually or reasonably incurred in the investigation, defense, appeal or settlement of any civil or criminal action, suit or proceeding, but not, however, for the total amount thereof, the Company shall nevertheless indemnify Indemnitee for the portion of such expenses, judgments, fines or penalties to which Indemnitee is entitled.

10. Contribution. In order to provide for just and equitable contribution in circumstances in which the indemnification provided for herein is held by a court of competent jurisdiction to be unavailable to Indemnitee in whole or in part, it is agreed that, in such event, the Corporation shall, to the fullest extent permitted by law, contribute to the payment of Indemnitee’s costs, charges and expenses

(including attorneys’ fees), judgments, fines and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative, in an amount that is just and equitable in the circumstances, taking into account, among other things, contributions by other directors and officers of the Corporation or others pursuant to indemnification agreements or otherwise; provided, that, without limiting the generality of the foregoing, such contribution shall not be required where such holding by the court is due to (i) the failure of Indemnitee to meet the standard of conduct set forth in Section 1 hereof, or (ii) any limitation on indemnification set forth in Section 4 or 5(b) hereof.

11. Miscellaneous

(a) Governing Law. This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of Washington, without giving effect to principles of conflict of law.

(b) Entire Agreement; Enforcement of Rights. This Agreement sets forth the entire agreement and understanding of the parties relating to the subject matter herein and merges all prior discussions between them. No modification, amendment or termination of this Agreement, nor any waiver of any rights under this Agreement, shall be effective unless in writing signed by the parties to this Agreement. The failure by either party to enforce any rights under this Agreement shall not be construed as a waiver of any rights of such party.

(c) Construction. This Agreement is the result of negotiations between and has been reviewed by each of the parties hereto and their respective counsel, if any; accordingly, this Agreement shall be deemed to be the product of all of the parties hereto, and no ambiguity shall be construed in favor of or against any one of the parties hereto.

(d) Notices. Any notice, demand or request required or permitted to be given under this Agreement shall be in writing and shall be deemed sufficient when delivered personally or sent by telegram or forty-eight (48) hours after being deposited in the U.S. mail, as certified or registered mail, with postage prepaid, and addressed to the party to be notified at such party’s address as set forth below or as subsequently modified by written notice.

(e) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

(f) Successors and Assigns. This Agreement shall be binding upon Indemnitee and upon the Company, its successors and assigns, and shall inure to the benefit of Indemnitee, Indemnitee’s heirs, personal representatives and assigns and to the benefit of the Company, its successors and assigns.

(g) Subrogation. In the event of payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all documents required and shall do all acts that may be necessary to secure such rights and to enable the Company to effectively bring suit to enforce such rights.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on and as of the day and year first above written.

VAROLII CORPORATION

Name:
Title:

AGREED TO AND ACCEPTED:

Print Name

Address:

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